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                                                                     Exhibit 5.2






                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]




                                      July 11, 2003



PD Capital Trust I
c/o Phelps Dodge Corporation
2600 North Central Avenue
Phoenix, Arizona 85004

                  Re:   PD Capital Trust I
                        ------------------

Ladies and Gentlemen:

        We have acted as special Delaware counsel for Phelps Dodge Corporation, a New York corporation (the "Company"), and PD Capital Trust I, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 7, 2000;

        (b) The Trust Agreement of the Trust, dated as of August 7, 2000 (the "Original Trust Agreement"), among the Company, Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), a national banking association with its principal place of business in the State of Delaware, as Delaware trustee (the "Delaware Trustee"), and Wachovia National Bank




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PD Capital Trust I
July 11, 2003
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                (formerly known as First Union National Bank), a national
                banking association, as property trustee (the "Property
                Trustee");

        (c) The Amended and Restated Trust Agreement of the Trust, dated as of August 1, 2001 (the "Amended and Restated Trust Agreement"), among the Company, the Delaware Trustee and the Property Trustee;

        (d) The Second Amended and Restated Trust Agreement of the Trust, dated as of April 18, 2003 (the "Amended and Restated Trust Agreement"), among the Company, the Delaware Trustee and the Property Trustee;

        (e) A form of Amended and Restated Trust Agreement for the Trust (in the form referenced as Exhibit 4.9 to the Registration Statement), among the Company, the Delaware Trustee, the Property Trustee, the administrative trustees named therein (the "Administrative Trustees"), and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (including Exhibits B and D thereto) (the "Third Amended and Restated Trust Agreement;" and, together with the Original Trust Agreement, the Amended and Restated Trust Agreement and the Second Amended and Restated Trust Agreement, the "Trust Agreement");

        (f) The Registration Statement on Form S-3 (Registration No. 333-104627), including a preliminary prospectus with respect to the Company, the Trust and PD Capital Trust II (the "Prospectus"), relating to the Preferred Securities of the Trust representing preferred undivided beneficial ownership interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), filed by the Company, the Trust and PD Capital Trust II with the Securities and Exchange Commission (the "Commission") on April 18, 2003, as amended by Amendment No.1 thereto, to be filed on or about July 11, 2003 (as amended, the "Registration Statement"); and

        (g) A Certificate of Good Standing for the Trust, dated July 10, 2003, obtained from the Secretary of State.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is


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PD Capital Trust I
July 11, 2003
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referred to in or incorporated by reference into the documents reviewed by us.
We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate of Trust is in full force and effect and has not been amended and that the Trust Agreement will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and



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PD Capital Trust I
July 11, 2003
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subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et seq.

        2. The Preferred Securities of the Trust have been duly authorized by the Trust Agreement and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

        3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading "Validity of the Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.

DKD/DSG/jmb